                                                                    Exhibit 11.1

                                Multex.com, Inc.

              Computation of Basic and Diluted Net Loss per Share

                                                                         Net loss     Basic and
                                                 Period                  Available   Diluted Loss
                                     Shares    Outstanding  Weighted     to Common    per Common
                            Date   Outstanding   in Days   Avg. Shares Stockholders'    Share
                          -------- ----------- ----------- ----------- ------------- ------------
Common Stock............    1/1/96  1,963,750      365      1,963,750
Exercise of options.....    1/1/96     18,750      365         18,750
                           4/11/96      1,250      265            908
                           4/18/96      3,125      258          2,209
                           4/19/96      2,500      257          1,760
                           4/30/96      3,750      246          2,527
                            5/1/96     17,500      245         11,747
                            6/1/96      2,500      214          1,466
                            7/8/96        625      177            303
                           7/31/96     37,500      154         15,822
                            9/1/96      2,500      122            836
                          11/19/96     15,625       43          1,841
                                    ---------               ---------
December 31, 1996.......            2,069,375               2,021,919    (7,812,593)    (3.86)
                                    =========               =========
Common Stock............    1/1/97  2,069,375      365      2,069,375
Exercise of options.....    1/1/97      3,750      365          3,750
                            1/2/97      1,875      364          1,870
                            1/6/97     12,500      360         12,329
                           1/28/97      3,125      338          2,894
                           3/11/97      5,625      296          4,562
                           3/21/97      1,250      286            979
                           7/25/97     31,250      160         13,699
                           8/25/97      5,625      129          1,988
                           10/9/97    143,750       84         33,082
                          10/21/97      2,500       72            493
                          10/30/97     50,000       63          8,630
                           11/5/97        625       57             98
                          11/12/97      3,125       50            428
                           12/7/97        625       25             43
                          12/31/97     75,000        1            205
Stock issued for servic-
 es.....................   4/17/97     35,000      259         24,836
                                    ---------               ---------
December 31, 1997.......            2,445,000               2,179,261   (10,218,648)    (4.69)
                                    =========               =========
Common Stock............    1/1/98  2,445,000      365      2,445,000
Exercise of options.....    1/2/98      2,500      364          2,493
                           1/20/98     12,500      346         11,849
                            3/9/98     12,500      298         10,205
                            4/1/98    131,875      275         99,358
                           4/12/98     43,750      264         31,644
                           4/16/98     21,250      260         15,137
                           4/17/98      2,500      259          1,774
                           4/22/98      3,125      254          2,175
                           4/23/98      3,125      253          2,166
                           4/27/98      3,125      249          2,132
                           4/28/98      3,750      248          2,548
                           4/29/98      8,125      247          5,498
                           4/30/98     37,500      246         25,274
                            5/1/98      5,625      245          3,776
                           5/14/98      5,000      232          3,178
                           5/20/98     16,875      226         10,449
                           5/22/98     16,250      224          9,973
                           5/25/98        250      221            151
                           5/29/98      1,250      217            743
                            6/5/98     12,500      210          7,192
                            6/6/98      3,750      209          2,147

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
                                                                        Net loss     Basic and
                                                Period                  Available   Diluted Loss
                                    Shares    Outstanding  Weighted     to Common    per Common
                           Date   Outstanding   in Days   Avg. Shares Stockholders'    Share
                         -------- ----------- ----------- ----------- ------------- ------------
                          6/18/98      1,125      197            607
                          6/24/98        938      191            491
                          6/25/98     50,000      190         26,027
                          6/26/98     16,062      189          8,317
                          6/27/98     12,500      188          6,438
                          6/28/98     30,000      187         15,370
                          6/29/98     55,250      186         28,155
                          6/30/98        625      185            317
                          10/1/98      1,250       92            315
                         10/22/98        625       71            122
                         12/12/98     11,875       20            651
                         12/17/98      3,750       15            154
                         12/23/98     50,000        9          1,233
                         12/24/98     25,000        8            548
Sale of stock in
 connection with the
 acquisition of certain
 assets of Multex Data
 Group, Inc. ...........  3/27/98     75,000      280         57,534
Issuance of stock in
 connection with the
 acquisition of Multex
 Data Group, Inc. ...... 12/15/98    125,000       17          5,822
                                   ---------               ---------
December 31, 1998.......           3,251,125               2,846,963   (12,422,169)    (4.36)
                                   =========               =========

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